Exhibit 99.1

HCI Group Reports First Quarter 2020 Results

Tampa, Fla. – May 7, 2020 – HCI Group, Inc. (NYSE:HCI), an InsurTech company with operations in insurance, software development and real estate, reported results for the quarter ended March 31, 2020.

First Quarter 2020 - Financial Results

Net income for the first quarter of 2020 totaled $0.5 million or $0.07 diluted earnings per share compared with $6.7 million or $0.82 diluted earnings per share in the first quarter of 2019. Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the quarter was $4.2 million or $0.54 diluted earnings per share compared with $2.8 million or $0.35 diluted earnings per share in the first quarter of 2019. The company has included in this press release an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Net income for the quarter was impacted by $4.8 million of net unrealized losses on equity securities, $2.2 million of net realized losses on investment sales, and $3.0 million of reductions in the estimated value of limited partnership investments resulting from declines in the financial markets caused by economic uncertainty attributable to the effects of the COVID-19 pandemic crisis.

The combined ratio, a measure of overall underwriting profitability before other income, was 88.8% for the first quarter of 2020 compared with 100.3% in the same prior year period.

Consolidated gross written premiums of $76.5 million for the first quarter of 2020 were up 13.2% from $67.6 million in the first quarter of 2019, reflecting the continued growth of TypTap Insurance Company, HCI’s technology-driven insurance subsidiary. TypTap gross written premiums grew to $18.4 million in the first quarter compared with $6.1 million in the first quarter of 2019.

Consolidated gross premiums earned of $92.4 million for the first quarter of 2020 were up 11.8% from $82.6 million in the first quarter of 2019, again driven by the growth of TypTap.

Net investment loss of $0.2 million in the first quarter of 2020 includes the effect of a reduction in the estimated value of limited partnership interests in the amount of $3.0 million.  Net realized investment losses were $2.2 million in the first quarter of 2020 compared with $0.4 million in 2019. The losses in the first quarter of 2020 were primarily due to sales intended to rebalance our investment portfolio. Net unrealized investment losses were $4.8 million in the first quarter of 2020 compared with net unrealized gains of $5.3 million in 2019. The unrealized investment losses in the first quarter of 2020 reflect an adverse change in the fair value of equity securities due to the economic uncertainty caused by COVID-19.

Losses and loss adjustment expenses were $28.1 million compared with $27.0 million in the same period in 2019. The increase of $1.1 million was primarily due to an increase in loss reserves related to the growth of TypTap premiums, offset by lower loss reserves related to a severe storm event in March 2019.

Policy acquisition expenses were $11.8 million compared with $9.7 million in the same quarter of 2019. The increase relates to premium growth in TypTap.

Interest expense was $3.0 million compared with $4.3 million in the same period in 2019. The decrease was primarily due to the repayment of the 3.875% Convertible Senior Notes in March 2019.

On April 1, 2020, approximately 41,000 Anchor policies representing approximately $66 million in annualized premiums were replaced with policies from Homeowners Choice Property & Casualty Insurance Company. The premiums from these policies will begin to come into written and earned premium in the second quarter of this year.

Management Commentary

“With the exception of unrealized investment losses, we had a very good quarter,” said HCI Group’s chairman and chief executive officer Paresh Patel. “Our cash flow is healthy and our balance sheet remains strong.”

Conference Call

HCI Group will hold a conference call later today, May 7, 2020, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time. A question and answer session will follow management's presentation.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (844) 369-8774

Listen-only international number: (862) 298-0844

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through June 7, 2020.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 34545

About HCI Group, Inc.

HCI Group, Inc. is an InsurTech company with operations in insurance, software development and real estate. HCI’s leading insurance operation, TypTap Insurance Company, is a rapidly growing, technology-driven insurance company, which provides homeowners’ insurance and flood insurance primarily in Florida. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners’ insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Rachel Swansiger, Esq.

Investor Relations

HCI Group, Inc.

Tel (813) 405-3206

rswansiger@hcigroup.com

Investor Relations Contact:

Matt Glover

Gateway Investor Relations

Tel (949) 574-3860

HCI@gatewayir.com

Media Contact:

Amber Brinkley

Kippen Communications

Tel (727) 466-7695

amber@kippencommunications.com

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HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	At March 31, 2020	At December 31, 2019
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $186,224 and $199,954, respectively) (allowance for credit losses: $439 and $0, respectively)	$185,845	$202,839
Equity securities, at fair value (cost: $25,514 and $31,863, respectively)	24,131	35,285
Short-term investments, at fair value	464	491
Limited partnership investments	25,634	28,346
Investment in unconsolidated joint venture, at equity	746	762
Real estate investments	75,770	73,763
Total investments	312,590	341,486

Cash and cash equivalents	317,078	229,218
Restricted cash	700	700
Accrued interest and dividends receivable	1,924	1,616
Income taxes receivable	916	1,040
Premiums receivable	18,898	20,255
Prepaid reinsurance premiums	7,620	17,983
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $134 and $0, respectively)	16,766	16,155
Unpaid losses and loss adjustment expenses (allowance: $295 and $0, respectively)	100,937	116,523
Deferred policy acquisition costs	20,338	21,663
Property and equipment, net	14,569	14,698
Intangible assets, net	4,034	4,192
Other assets	19,969	17,080

Total assets	$836,339	$802,609

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$207,108	$214,697
Unearned premiums	165,155	181,163
Advance premiums	44,545	5,589
Assumed reinsurance balances payable	54	76
Accrued expenses	9,275	10,059
Deferred income taxes, net	3,268	4,008
Revolving credit facility	23,750	9,750
Long-term debt	165,416	163,695
Other liabilities	38,512	28,029

Total liabilities	657,083	617,066

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (no par value, 1,500,000 shares authorized, no shares issued and outstanding)	—	—
Series B junior participating preferred stock (no par value, 400,000 shares authorized, no shares issued or outstanding)	—	—
Preferred stock (no par value, 18,100,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 7,735,204 and 7,764,564 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively)	—	—
Additional paid-in capital	—	—
Retained income	179,210	183,365
Accumulated other comprehensive income, net of taxes	46	2,178

Total stockholders’ equity	179,256	185,543

Total liabilities and stockholders’ equity	$836,339	$802,609

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
Revenue

Gross premiums earned	$92,365	$82,597
Premiums ceded	(30,719)	(31,413)

Net premiums earned	61,646	51,184

Net investment (loss) income	(192)	3,278
Net realized investment losses	(2,244)	(372)
Net unrealized investment (losses) gains	(4,805)	5,293
Credit losses on investments	(439)	—
Policy fee income	829	795
Other	585	456

Total revenue	55,380	60,634

Expenses

Losses and loss adjustment expenses	28,078	26,996
Policy acquisition and other underwriting expenses	11,826	9,673
General and administrative personnel expenses	8,367	7,364
Interest expense	2,970	4,337
Other operating expenses	3,482	2,981

Total expenses	54,723	51,351

Income before income taxes	657	9,283

Income tax expense	110	2,545

Net income	$547	$6,738

Basic earnings per share	$0.07	$0.82

Diluted earnings per share	$0.07	$0.82

Dividends per share	$0.40	$0.40

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted income per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Three Months Ended
GAAP	March 31, 2020			March 31, 2019
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$547			$6,738
Less: Income attributable to participating securities	(13)			(408)

Basic Earnings Per Share:
Income allocated to common stockholders	534	7,369	$0.07	6,330	7,736	$0.82

Effect of Dilutive Securities: *
Stock options	—	9		—	19

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$534	7,378	$0.07	$6,330	7,755	$0.82

*Convertible senior notes for the three months ended March 31, 2020 and 2019 were excluded due to anti-dilutive effect.

Non-GAAP Financial Measures

Adjusted net income is a non-GAAP financial measure that removes from net income the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results.  This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance.  A reconciliation of GAAP Net income to non-GAAP Adjusted net income and GAAP diluted earnings per share to non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
GAAP Net income	$547	$6,738
Net unrealized investment losses (gains)	$4,805	$(5,293)
Less: Tax effect at 24.52182% (2020) & 25.345% (2019)	$(1,178)	$1,342
Net adjustment to Net income	$3,627	$(3,951)
Non-GAAP Adjusted Net income	$4,174	$2,787

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted income per common share calculated with the non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Three Months Ended
Non-GAAP	March 31, 2020			March 31, 2019
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$4,174			$2,787
Less: Income attributable to participating securities	(200)			(103)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	3,974	7,369	$0.54	2,684	7,736	$0.35

Effect of Dilutive Securities: *
Stock options	—	9		—	19

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$3,974	7,378	$0.54	$2,684	7,755	$0.35

*Convertible senior notes for the three months ended March 31, 2020 and 2019 were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to non-GAAP Adjusted Diluted EPS

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
GAAP diluted Earnings Per Share	$0.07	$0.82
Net unrealized investment losses (gains)	$0.65	$(0.68)
Less: Tax effect at 24.52182% (2020) & 25.345% (2019)	$(0.18)	$0.21
Net adjustment to GAAP diluted EPS	$0.47	$(0.47)
Non-GAAP Adjusted diluted EPS	$0.54	$0.35